Exhibit 10.24

Execution Version

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of September 21, 2022 (the “Amendment Effective Date”), is made among HARROW HEALTH, INC., a Delaware corporation (“Lender”), MELT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and certain subsidiaries of the Borrower from time to time party to the Loan and Security Agreement as guarantors (defined below) (each a “Guarantor” and collectively, jointly and severally, “Guarantors” and collectively with the Borrower, each a “Loan Party” and collectively, the “Loan Parties”).

RECITALS

A. The Loan Parties and Lender are parties to a Loan and Security Agreement, dated as of September 1, 2021 (as amended by the First Amendment (defined below) and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”).

B. The Loan Parties and Lender entered into a First Amendment to Loan and Security Agreement, dated as of April 8, 2022 (the “First Amendment”).

C. Borrower failed to pay the entire outstanding principal amount of the Loan and all accrued and unpaid Obligations pertaining thereto on or before the Maturity Date in violation of Section 1.7 of the Loan and Security Agreement and failed to provide notice thereof in violation of Section 5.8 of the Loan and Security Agreement, and such violations resulted in an Event of Default under Sections 8.1(a) and 8.1(d)(i) of the Loan and Security Agreement (collectively, the “Specified Event of Default”).

D. Borrower has requested that Lender agree to (i) waive the Specified Event of Default, and (ii) amend the Loan and Security Agreement to, among other things, extend the Maturity Date. Lender has agreed to such requests, subject to the terms and conditions hereof.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendments to the Loan and Security Agreement.

(a) Effective Date Amendments.

(i) Amended and Restated Definition. The definition of “Maturity Date” in Exhibit A to the Loan and Security Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means, the earlier of (a) June 1, 2023 (or if such date is not a Business Day, on the next Business Day after such date), and (b) the date on which the maturity date of the Loan accelerates after or upon an Event of Default.

(ii) New Definition. The following definition is hereby added to Exhibit A in its proper alphabetical order:

“Qualifying Financing” means (a) the issuance by Borrower of its common equity interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) that results in such common equity interests being publicly traded on any United States national securities exchange or over the counter market resulting in cash gross proceeds to Borrower of at least $10,000,000; or (b) the closing of any bona-fide equity financing with third party investors resulting in cash gross proceeds to Borrower of at least $10,000,000.

(b) Post-QF Amendments. The Loan and Security Agreement shall be amended as follows effective as of the Post-QF Amendment Effective Date (defined below):

(i) New Definitions. The following definitions are hereby added to Exhibit A in their proper alphabetical order:

“Cash Equivalents” shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having a rating of at least A-1 from Standard & Poor’s Ratings Group or at least a P-1 from Moody’s Investors Service, Inc.; (c) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; and (d) other short term liquid investments reasonably acceptable to Lender.

“Liquidity” shall mean the aggregate amount of unrestricted cash on hand and Cash Equivalents of a Person.

(ii) Amended and Restated Definitions. The definitions of “Material Adverse Effect” and “Maturity Date” in Exhibit A are hereby amended and restated in their entirety as follows:

“Material Adverse Effect” shall mean a material adverse effect on (a) the business operations, properties, assets or condition (financial or otherwise) of the Loan Parties taken as a whole; (b) the ability of any Loan Party to fully and timely perform its Obligations; (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party; or (d) the rights and remedies available to, or conferred upon, Lender. Further, a Material Adverse Effect shall be deemed to have occurred in the event that data from the phase 2 study of MELT-300 failed to demonstrate the benefit of the combination MELT-300 study drug versus the individual components of the same MELT-300 study drug, as reasonably determined by Lender.

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“Maturity Date” means, the earlier of (a) September 1, 2026 (or if such date is not a Business Day, on the next Business Day after such date), and (b) the date on which the maturity date of the Loan accelerates after or upon an Event of Default.

(iii) Access to Bank Accounts. The following language is hereby added as a new Section 5.15 (Access to Bank Accounts):

5.15 Access to Bank Accounts. Each Loan Party will provide Lender with monthly bank statements, view access to such accounts, and any information or documentation reasonably required or requested by Lender to evidence any amounts held in such accounts.

(iv) Financial Covenants. The following language is hereby added as a new Section 6.15 (Financial Covenants):

6.15 Financial Covenants.

(a) Minimum Liquidity. Borrower shall not permit Liquidity to be less than (a) $7,000,000 at all times during the period beginning on the date Borrower has consummated a Qualifying Financing and ending on the date that is one (1) year thereafter (the “Liquidity Adjustment Date”) and (b) $5,000,000 at all times after the Liquidity Adjustment Date and continuing until the Maturity Date.

(c) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3. Limited Waiver.

(a) Borrower hereby agrees and acknowledges, and represents and warrants to Lender, that the Specified Event of Default has occurred, is continuing and is not subject to cure or has not been cured within the applicable cure period.

(b) At the request of and as an accommodation to Borrower and subject to the terms and conditions set forth herein, Lender hereby waives the Specified Event of Default. The limited waiver set forth in this Section 3 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to, except as expressly provided herein with respect to the Specified Event of Default, (i) be a consent to any amendment, waiver or modification of any term or condition of the Loan and Security Agreement or of any other Loan Document; (ii) prejudice any right that Lender has or may have in the future under or in connection with the Loan and Security Agreement or of any other Loan Document; (iii) waive any Event of Default that may exist as of the date hereof; or (iv) waive compliance with the Loan and Security Agreement with respect to any Loan Party or transaction. The limited waiver set forth in this Section 3 shall not be deemed to establish a custom or course of dealing among any of the Loan Parties, on the one hand, or Agent or any Lender, on the other hand.

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SECTION 4. Conditions of Effectiveness. Except as set forth in this Section 4 and Section 5, this Amendment shall become effective as of the date on which Borrower shall have delivered to Lender this Amendment duly executed by an authorized officer of Borrower, and Lender shall have executed and delivered this Amendment. The effectiveness of Sections 2(a) and 3 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Fees and Expenses. Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 7(c), and (ii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.

(b) Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement and the limited waiver contemplated hereby:

(i) The representations and warranties contained in Section 6 herein shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii) There shall exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 5. Conditions of Effectiveness. Section 2(b) of this Amendment shall be effective on the date on which each of the following conditions precedent is satisfied (the “Post-QF Amendment Effective Date”); provided, that such date occurs no later than May 31, 2023 (or such later date as Lender may agree in its sole discretion):

(a) Fees and Expenses. Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 7(c), and (ii) all other fees, costs and expenses, if any, due and payable as of the Post-QF Amendment Effective Date under the Loan and Security Agreement.

(b) Representations and Warranties; No Default. On the Post-QF Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i) The representations and warranties contained in Section 6 herein shall be true and correct on and as of the Post-QF Amendment Effective Date as though made on and as of such date; and

(ii) There shall exist no Events of Default or events that with the passage of time would result in an Event of Default.

(c) Consummation of Qualifying Financing. Lender shall have received evidence in form and substance acceptable to Lender in its reasonable discretion that Borrower has consummated a Qualifying Financing.

(d) Officer’s Certificate. Lender shall have received a certificate from an officer of the Borrower, in form and substance satisfactory to the Lender in its reasonable discretion, certifying that the conditions set forth in this Section 5 have been satisfied.

SECTION 6. Representations and Warranties. To induce Lender to enter into this Amendment, each Loan Party hereby confirms, as of the date hereof, that:

(a) giving effect to this Amendment, the representations and warranties made by it in Section 4 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct in all material respects as of such prior date, provided, further, that in each case such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

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(b) giving effect to this Amendment, there has not been and there does not exist a Material Adverse Effect;

(c) Lender has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted to Lender pursuant to the Loan Documents;

(d) the agreements and obligations of each Loan Party contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Loan Party, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and

(e) the execution, delivery and performance of this Amendment by the Loan Parties will not violate any law, rule, regulation, order, material contractual obligation or organizational document of any Loan Party and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues (other than any liens, claims or encumbrances created or permitted under any of the Loan Documents); and

(f) except as disclosed to Lender, no Loan Party has amended its organizational documents since the date of the Loan Documents.

For the purposes of this Section 6, each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 7. Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i) Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii) Each Loan Party hereby expressly (1) reaffirms, ratifies and confirms its Obligations under the Loan and Security Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan and Security Agreement, (3) reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, as of the date hereof, and with effect from (and including) each of the Amendment Effective Date and the Post-QF Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Obligations under the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan and Security Agreement and (5) agrees that the Loan and Security Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

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(iii) This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of any Loan Party’s Obligations under or in connection with the Loan and Security Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Lender’s security interest in, security titles to or other liens on any Collateral for the Obligations.

(b) No Reliance. Each Loan Party hereby acknowledges and confirms to Lender that such Loan Party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c) Costs and Expenses. Borrower agrees to pay to Lender within ten (10) days of its receipt of an invoice (or on the Post-QF Amendment Effective Date to the extent invoiced on or prior to the Post-QF Amendment Effective Date), the reasonable and out-of-pocket costs and expenses of Lender, and the reasonable and out-of-pocket fees and disbursements of counsel to Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Post-QF Amendment Effective Date or after such date.

(d) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(e) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF DELAWARE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(f) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(g) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission, including by electronic signature, will be as effective as delivery of a manually executed counterpart hereof.

(i) Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(j) Release. For and in consideration of Lender’s agreements contained in this Amendment and as a material inducement to Lender to enter into this Amendment on which Lender is relying, each Loan Party, for and on behalf of itself and all of its respective direct or indirect parents, divisions, subsidiaries, affiliates, members, managers, participants, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, members, managers, partners, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (collectively, “Releasors”), each intending to be legally bound, hereby voluntarily, intentionally and knowingly releases and forever waives and discharges the Released Parties of and from any and all claims existing on or before the Amendment Effective Date and which relate to or arise out of (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among any or all of the Loan Parties, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) the negotiation for and execution of this Amendment (including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable), irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, and the Loan Parties, for themselves and the other Releasors, waive all defenses with respect to the enforcement by any Released Party of the provisions of the release set forth herein.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

LOAN PARTIES:

MELT PHARMACEUTICALS, INC.

By:	/s/ Larry Dillaha
Name:	Larry Dillaha
Title:	Chief Executive Officer

Signature Page to Second Amendment to Loan & Security Agreement

LENDER:

HARROW HEALTH, INC.

By:	/s/ Andrew R. Boll
Name:	Andrew R. Boll
Title:	Chief Financial Officer

Signature Page to Second Amendment to Loan & Security Agreement